UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2024
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
Effective January 17, 2024, the Board of Directors (the “Board”) of The Trade Desk, Inc. (the “Company”) appointed Samantha Jacobson, the Company’s Chief Strategy Officer, to the Board as a Class II director to serve for a term expiring at the 2024 Annual Meeting of Stockholders and until her successor is duly elected and qualified. Ms. Jacobson was appointed to fill the previously announced vacancy on the Board created by the resignation of David R. Pickles. Ms. Jacobson has not been appointed to serve on any committee of the Board. The Company will enter into an indemnification agreement with Ms. Jacobson in substantially the same form entered into with the other officers and directors of the Company.

There are no arrangements or understandings between Ms. Jacobson, on the one hand, and any other persons, on the other hand, pursuant to which Ms. Jacobson was selected as a director of the Company. Ms. Jacobson has no family relationship with any director or executive officer of the Company, and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing this appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 8.01    Other Events.

Officer Appointments

On January 17, 2024, the Company announced the promotion of Tim Sims from his position as Chief Revenue Officer to the newly formed role of Chief Commercial Officer and the promotion of Jed Dederick to Chief Revenue Officer. A copy of the press release announcing these appointments is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Presentation

On January 17, 2024, the Company posted to its website a new investor presentation (the “Presentation”) for use in meetings with investors and others. A copy of the Presentation is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s financial targets, such as revenue and Adjusted EBITDA, the industry in which the Company participates, market trends and the Company’s corporate governance goals. Any forward-looking statements contained in this Current Report on Form 8-K are based upon the Company’s historical performance and its current plans, estimates and expectations, and are not a representation that such plans, estimates or expectations will be achieved. These forward-looking statements represent the Company’s expectations as of the date of this Current Report on Form 8-K, and involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company, including the risks and uncertainties disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10‑K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. The Company does not intend to update any forward-looking statement contained in this Current Report on Form 8-K to reflect events or circumstances arising after the date hereof.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press release of the Company, dated January 17, 2024.
99.2	Press release of the Company, dated January 17, 2024.
99.3	Company presentation, dated January 17, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: January 17, 2024	By:	/s/ Jay R. Grant
Jay R. Grant
Chief Legal Officer